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                                                                    Exhibit 10.8

                      DISTRIBUTED PRODUCT LICENSE AGREEMENT

     This Agreement is made as of February 29, 1996, by and between Unifrax Corporation (formerly named The Carborundum Company), a Delaware corporation having offices at 2351 Whirlpool Street, Niagara Falls, New York 14305 (hereinafter known as the "Licensor"), and Societe Europeenne des Produits Refractaires, a French company having offices at "Les Miroirs", 18 Avenue d'Alsace, 92400 Courbevoie (hereinafter known as "Licensee", collectively "parties").

     WHEREAS The British Petroleum Company p.l.c. ("BP") is the indirect owner of The Carborundum Group and the Licensor which includes the North American Ceramic Fibers Division ("NAF") and the patents, trademarks and other intellectual property relating to the world-wide ceramic fibers business presently conducted by The Carborundum Group and NAF; and

     WHEREAS SEPR is in the process of acquiring The Carborundum Group from indirect wholly-owned subsidiaries of BP and has entered into a stock purchase agreement (the "Stock Purchase Agreement") to that effect, under the condition, inter alia, that the parties hereto enter into this Agreement.

     WHEREAS, Licensor and Licensee have entered into a Product Distribution Agreement, which terms include the granting of a License to Licensee to manufacture certain products.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable considerations, it is mutually agreed as follows:


                             ARTICLE 1 - DEFINITIONS

     1.01 In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings:


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          a)   "Effective Date" means the Effective Date of the Product
               Distribution Agreement.

          b) "Territory" means the world, excluding the United States (and its territories), Canada and Mexico.

          c)   "Licensed Distributed Products" means the products as defined in
               Article 1.06 of the Product Distribution Agreement.

          d) "Licensor's Patents" means those patents and patent applications in existence as of the License Grant Date under Article 2.01, on a product by product basis, and any future patents or patent applications claiming priority from such patents or patent applications which are owned or controlled by the Licensor in the sense of having the right to grant licenses thereunder without accounting to others, which patents would be infringed by the manufacture, use or sale of the Licensed Distributed Products.

          e) "Confidential Know How" means that technical information and trade secrets of a party, such as data, formulae, sketches, operating data, drawings, reports, techniques and other information that is not, as of the License Grant Date under
               Article 2.01, on a product by product basis, generally known or easily accessible to third parties, provides a commercial advantage in its use in relation to the Licensed Distributed Product, and is necessary for the manufacture, use or sale of the Licensed Distributed Products, which such party has the right to disclose without accounting therefor to others.

          f) "Licensed Technology" means the Licensor's Patents, the Confidential Know How and all non-confidential technical information as of the License Grant Date under Article 2.01, on a product by product basis, necessary for the manufacture, use or sale of the Licensed Distributed Products.

          g) "Affiliate" means any company of which a party hereto now or hereafter owns or controls, directly or indirectly, at least 50% of the stock having the right to vote for directors thereof. For the purpose of this definition, the


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               stock owned or controlled by a particular company shall be deemed to include all stock owned or controlled directly or indirectly by any other company of which that particular company owns or controls, directly or indirectly, at least 50% numerically of the stock having the right to vote for directors thereof. When used in connection with Licensor, the term "Affiliate" shall also include any company while it directly or indirectly controls the Licensor, including The British Petroleum Company p.l.c., a corporation of England, and all affiliates of that company. When used in connection with Licensee, Affiliate shall also include any company while it directly or indirectly controls Licensee, including Compagnie de Saint-Gobain, and all affiliates of that company.

          h) "Net Sales Price" means the gross invoiced price of the Licensed Distributed Products as invoiced by Licensee or its Affiliate, less trade discounts, prepaid shipping, installation and packing charges, agents' commissions if paid by the Licensee, sales, excise and use taxes applicable to the sale if paid by the Licensee, returns and allowances to other than an Affiliate. In the case of a Licensed Distributed Product manufactured by the Licensee and used by the Licensee, an Affiliate or a third party, but not sold, the Net Sales Price shall be Licensee's applicable sales list price of such Licensed Distributed Product or, if there is no applicable list price, the fair market value of such Licensed Distributed Product taking into consideration the sales list price of similar Licensed Distributed Products, less deductions as in the case of Licensed Distributed Products which are sold.

          i)   "Agreement" shall mean this Distributed Product License
               Agreement.

          j) "Product Distribution Agreement" means the Product Distribution Agreement entered into between Licensee and Licensor dated the date hereof.

          k) "Company" means Unifrax Corporation, a Delaware corporation and an indirect wholly owned subsidiary of The British Petroleum Company p.l.c. ("BP").


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          l)   "The Carborundum Group" means "NewCo", as defined in the Stock
               Purchase Agreement, and Carborundum Ventures Inc. ("CVI"), Carborundum Resistant Materials Ltd., Carborundum Realty Pty. Ltd., The Carborundum Company Limited, Carborundum Belgium, S.A., Carborundum Holdings Ltda., Carborundum do Brasil Ltda., Carborundum Caribbean, Inc., Carborundum Textil Ltda., Carborundum Deutschland GmbH., and Carborundum Technical Ceramics GmbH., and their subsidiaries, excluding in each case all assets, employees, activities, liabilities or obligations relating to NAF, and excluding the assets and liabilities of (but not CVI's equity investment in) Toshiba-Monofrax Co., Ltd.

          m) "NAF" means the ceramic fibers business of the Company, located in the United States (and its territories), Canada and Mexico.

          n) "Non-Compete Agreement" means the non-compete agreement entered into between SEPR, BP and NAF and effective the date hereof.

          o)   "License Grant Date" means the date the license grant under
               Article 2.01 becomes effective, on a product by product basis, as follows:

               1.) For products under Article 9.02(a) of the Product Distribution Agreement, 12 months after Licensor's receipt of Licensee's notice to manufacture a Distributed Product;

               2.) For products under Article 9.02(b) of the Product Distribution Agreement, the date a Distributed Product is terminated from the Product Distribution Agreement;

               3.) For products under Article 9.02(c) of the Product Distribution Agreement, the date the Product Distribution Agreement terminates.


                                ARTICLE 2 - GRANT

     2.01 Licensor grants, subject to the outstanding exclusive license grants in Japan and South Africa, if any, a royalty-bearing license under the Licensor's Licensed Technology to make, use and sell the Licensed Distributed Products in the Territory. This license shall become effective on a Licensed Distributed Product by Licensed Distributed Product basis, upon the License Grant Date. Subject to the Non-

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Compete Agreement and the Product Distribution Agreement between the parties,
Licensor is free to make, use or sell Licensed Distributed Products in the Territory.

     2.02 Licensor grants Licensee the right to receive and use Licensed Technology, on a product by product basis to prepare and test manufacturing of the Licensed Distributed Product, during the period of 12 months prior to the License Grant Date.

     2.03 The License granted in this Article 2 shall include the right to grant sublicenses within the Territory, providing that, for a period of [ * ] from the Effective Date, the party receiving such sublicense [ * ], said sublicense to be effective only for so long as [ * ]. No other sublicense rights are granted herein. This Article does not preclude partial assignment as allowed under
Article 11.

     2.04 The Royalty for each Licensed Distributed Product, for the period from the License Grant Date, and ending five (5) years from the Effective Date shall be, on a yearly basis (pro-rated to the actual number of months elapsed for royalty payment periods of less than one year), [ * ] of the total Net Sales Price of all sales of such Distributed Product in the Territory during the period beginning on the thirteenth (13th) month through and including the twenty-fourth (24th) month preceding the License Grant Date. Payment shall be as set forth in Article 8.

     2.05 For a period starting five (5) years from the Effective Date and ending ten (10) years from the Effective Date, Licensee shall pay a yearly royalty (pro-rated to the actual number of months elapsed for royalty payment periods of less than one year) of [ * ] of the Net Sales Price of the Licensed Distributed Products manufactured under this license and sold during a calendar year. Payment shall be as set forth in Article 8.

     2.06 Notwithstanding Article 2.04, if the Product Distribution Agreement is terminated due to default of the Licensor, then the yearly royalty (pro-rated to the actual number of months elapsed for royalty payment periods of less than one year) for the period from the termination date and ending five (5) years from the Effective Date shall be [ * ] of the Net Sales Price of the Licensed Distributed Products manufactured under this license and sold during a calendar year. Thereafter,


* Brackets indicate confidential material omitted and filed separately with the S.E.C.
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royalties shall be due as set forth in Article 2.05. Payment shall be as set forth in Article 8.

     2.07 If Licensee has paid yearly royalties when due for the 10 year period from the Effective Date, and has not breached any obligations of this Agreement, then, upon such events, the License granted in Article 2.01 shall thereafter be royalty free.

                  ARTICLE 3 - TECHNICAL AND ENGINEERING SERVICE

     3.01 For the implementation of the Licensed Technology, it is understood that Licensee will require certain technical services from Licensor, such as the receipt of certain technical information and data, the benefit of the services of certain technical personnel, and general technical assistance. For a period of six (6) years from the Effective Date, Licensor shall provide such technical services and the services of technical personnel as are mutually agreed by the parties to be necessary. Costs shall be at a per diem rate of U.S. $890 per man-day. Both parties recognize that the services of such personnel shall consist principally of consultation and technical advice in connection with the manufacture of the Licensed Distributed Products or the sending of available written technical information upon Licensee's request. If such services are required at Licensee's site, such services shall be limited to no more than two man-weeks total in any one calendar year. Licensee shall reimburse Licensor per
Article 3.03 for such site visit travel costs. In addition to this technical service, Licensor shall deliver, free of charge to Licensee, ten (10) months prior to the License Grant Date for each License Distributed Product, or product family, a know-how book enabling Licensee to manufacture such products. This know-how book shall consist of (i) a compilation of operation manuals and written standard operating procedures that are in existence as of the License Grant Date and, (ii) if necessary, additional written documents for those areas where such documents do not exist, in order to enable Licensee to manufacture such products. One month prior to the License Grant Date, Licensor shall deliver free of charge to Licensee, if relevant, any further such manuals or written procedures that have been modified or newly created for the Licensed Technology. This requirement of providing a know-how book is not to be construed as requiring Licensor to furnish information in the form of specific services such as preparation of engineering design specifications, detailed design packages, or other services such as required for construction.


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     3.02 For a period of six (6) years from the Effective Date, Licensor agrees to provide engineering service to Licensee or its Affiliates for specific projects such as plant designs or engineering services outside of the scope of routine technical assistance. Such engineering service shall be at the reasonable convenience of Licensor. The manpower cost shall be a per diem rate of U.S. $890 per man-day.

     3.03 If the services provided by Licensor requires Licensor's personnel to travel to Licensee's or Affiliate's locations, then the party receiving such services shall pay Licensor's reasonable out-of-pocket travel costs. Such reasonable costs shall be business class air travel and reasonable business hotel accommodations.

     3.04 For a period of six (6) years from the Effective Date, Licensee and its Affiliates shall have the right to visit Licensor's manufacturing facilities producing Licensed Distributed Products, provided that such visit(s) shall be limited to no more than two employees of the Licensee or its Affiliates, for a maximum of two weeks in any calendar year. The parties shall agree on the length and the timing of such visit(s).

     3.05 Licensor agrees that the Licensed Technology disclosed to Licensee under this Agreement shall be that Licensed Technology that is currently used by Licensor as of the License Grant Date.

     3.06 Upon Licensee's request, Licensor agrees to provide technical and engineering service under the terms of this Article 3, on a product by product basis to prepare and test manufacturing of the Licensed Distributed Product, during the 12 months prior to the License Grant Date.

                           ARTICLE 4 - CONFIDENTIALITY

     4.01 Licensee agrees:

          a) To keep confidential and not disclose to any third party, all Confidential Know How received under this License Agreement from Licensor, whether received before or after this Agreement, except:

               1) such of said information as now is or hereafter becomes published or otherwise generally available to the public through no act or failure to act of the Licensee, or


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               2)   such of said information the Licensee can show by written
                    record was in its possession prior to receipt hereunder,

               3) such of said information which is disclosed to the Licensee by a third party who did not obtain such information directly or indirectly from the Licensor under an obligation of secrecy.

               4) such of said information that Licensee can show, by clear and convincing written evidence, was independently developed by Licensee without access to the Confidential Know How.

          b) Even after such information becomes generally available to the public, not to disclose the fact that such information was furnished to the Licensee by the Licensor unless written approval is obtained from the other party.

          c) Not to put to any use, except as expressly licensed herein, any information either party is obligated to keep in confidence under this Article 4.

     4.02 This obligation of confidentiality for Licensor and Licensee shall extend for a period of 20 years from the date of this Agreement and shall survive the expiration or termination of this Agreement.

     4.03 Any affiliate of Licensee that is sublicensed under this Agreement shall be required to agree in writing to be bound by confidential provisions at least as strict as contained in this Agreement.

     4.04 The Licensor agrees:

          a) To keep confidential and not disclose to any third party, all confidential information received under this License Agreement from the Licensee, whether received before or after the Effective Date, except:

               1) such of said information as now is or hereafter becomes published or otherwise generally available to the public through no act or failure to act of the Licensor, or

               2) such of said information the Licensor can show by written record was in its possession prior to receipt hereunder,

               3) such of said information which is disclosed to the Licensor by a third party who did not obtain such information directly or indirectly from Licensee under an obligation of secrecy,

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               4)   such of said information that Licensor can show, by clear
                    and convincing written evidence, was independently developed by Licensor without access to the confidential information.

          b) Even after such information becomes generally available to the public, not to disclose the fact that such information was furnished to the Licensor by the Licensee unless written approval is obtained from the Licensee.

          c) Not to put to any use, except as expressly licensed herein, any information Licensor is obligated to keep in confidence under this Article 4.



                 ARTICLE 5 - WARRANTIES AND PATENT INFRINGEMENT

     5.01 Nothing in this Agreement shall be construed as a warranty or representation by Licensor as to the validity or scope of any Licensor's Patent or trade secret, or the confidentiality of any Confidential Know How.

     5.02 To Licensor's knowledge, the current use of the Licensed Technology, in the Territory, does not infringe any valid patent. No claim by any third party contesting the validity, enforceability, use or ownership of the Licensed Technology has been made, is currently outstanding or, to Licensor's knowledge, is threatened.

     5.03 OTHER THAN IN THIS ARTICLE 5, LICENSOR MAKES NO REPRESENTATION OR WARRANTIES OF ANY KIND WHETHER EXPRESSED OR IMPLIED, BY STATUTORY LAW OR OTHERWISE WITH RESPECT TO ITS DEVELOPMENT, MANUFACTURE, USE, SALE OR DISPOSITION OF THE LICENSED TECHNOLOGY PROVIDED BY LICENSOR UNDER THIS AGREEMENT, AND ANY SUCH WARRANTIES ARE HEREBY DISCLAIMED, INCLUDING ANY WARRANTABILITY OF VALUE, USE, MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE.

     5.04 If during the term of this Agreement, Licensee shall discern that one or more third parties are infringing Licensor's Patents in the Territory, then Licensee shall promptly report such activity to Licensor, providing in such report all details concerning the kind and character of the infringement, and other pertinent information that Licensee may have.


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     5.05 Upon receipt of such notice, the parties shall meet and confer to review the matter as soon as reasonably possible. Upon completion of such review, the parties shall mutually determine that there exists or there does not exist reasonable likelihood of infringement. If the parties mutually determine that reasonable likelihood of infringement does exist, and the parties agree on a course of action to be taken, then all third party costs associated therewith shall be shared equally, it being understood that each party shall absorb its own costs. If the parties cannot mutually decide on the likelihood of infringement or the course of action, the following options shall be available:

     1) The Licensor may take complete charge of the matter in which event Licensor shall be responsible for all costs associated therewith. Any recoveries which may be gained in action commenced by Licensor shall be entirely the property of Licensor.

     2) In the event the Licensor decides not to commence and pursue an action to enjoin such infringement, Licensee shall be entitled, at its expense, to commence the action in its name and shall be entitled to name Licensor as a party plaintiff in the event that the rules then pertaining shall require the naming of the owner of the Licensed Patents for purpose of such infringement action. Any recoveries which shall be gained in any such action commenced by Licensee shall be the property of Licensee. Licensee shall not be free to settle the same without the consent of Licensor to the extent such settlement lessens the rights of Licensor.


                           ARTICLE 6 - INDEMNIFICATION

     6.01 Licensee agrees to indemnify, defend and hold harmless Licensor and its officers, employees and agents from any and all losses arising as a result of or relating to:

          a)   Licensee's performance of the Agreement;

          b) Licensee's provision of services, marketing, developing, manufacturing, or any related activities of any nature whatsoever arising out of Licensee's or its Affiliates manufacture, use or sale of the Distributed Products or Licensed Technology; or;

          c) any third party and/or Affiliates use of the Distributed Products or Licensed Technology supplied by Licensee;

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except, in each case, to the extent indemnification or defense of Licensor for such losses is prohibited by applicable law or is otherwise covered by Article
6.02. Licensee shall in any event be obligated to defend Licensor against any proceeding or causes of action arising out of the foregoing activities, and to the extent Licensor has incurred any reasonable attorney fees or defense cost, Licensee will promptly reimburse Licensor for such fees and costs provided, however, in the event that it is determined in a final and nonappealable judgment by a court of competent jurisdiction that such obligation of defense was prohibited by applicable law, Licensor shall reimburse Licensee for such defense costs.

     6.02 Licensor will indemnify Licensee to the extent arising from or attributable to any breach or failure by Licensor or its Affiliates to perform any provision, representation, warranty, covenant or agreement in this Agreement.


     6.03 IN THE EVENT OF BREACH OF THIS LICENSE, NEITHER LICENSEE NOR LICENSOR SHALL BE LIABLE FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES INCLUDING LOSS OF USE, REVENUE OR PROFIT, REGARDLESS OF THE FORESEEABLITY OF OR NOTICE TO LICENSOR OF THE POSSIBILITY OF SUCH DAMAGES.


                                ARTICLE 7 - TERM

     7.01 The term of the license granted in Article 2.0 shall be for a) Licensed Patents, the duration of the patent in the relevant Territory, and for
b) Confidential Know How, for as long as the Know How does not reach the public domain.

     7.02 Unless terminated under Article 7.03, the term of the Agreement shall be the longest of the term for the grant of licenses under this Agreement. The party believing the Agreement has terminated due to termination of the grants hereunder shall provide evidence to the other party supporting such belief prior to any such termination coming into effect.

     7.03 Should Licensee or its Affiliates breach the third party sub-license restriction contained in the license grants, as determined by arbitration under
Article 13, Licensor shall give written notification to Licensee. If in less than thirty (30) days of such notification Licensee has not remedied the defect according to the arbitration


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award, Licensor may give further written notice immediately terminating the
Agreement. Upon termination under this Article 7.03, Licensee shall have no further rights in the Licensed Technology except that [ * ]. Such right shall be non-exclusive. Such termination and continuing license shall be without prejudice to all other rights and remedies available to Licensor. If Licensee's breach is for [ * ], then upon termination [ * ].

                     ARTICLE 8 - BOOKS, RECORDS AND PAYMENT

     8.01 Licensee shall keep and maintain and require its Affiliate sublicensees to keep and maintain, true and accurate accounts and records to show the quantity, sales price and manufacturing costs of those Distributed Products subject to a royalty under Article 2. At any and all reasonable times, taking into account the impact on the party's current operations, the licensing party's authorized representative shall have the right to inspect or copy any and all such accounts and records and to make copies or extracts therefrom for the purpose of verifying the correctness of the royalties payable hereunder. Such inspection shall be at the sole expense of the Licensor unless it is determined that annual royalties were understated by more than twenty (20%) percent, in which case the Licensee shall reimburse the Licensor for all costs of such inspection.

     8.02 Within thirty (30) days after the end of each calendar year, Licensee shall furnish to Licensor a statement certified by a responsible officer of Licensee showing in detail the Net Sales of those Licensed Distributed Products having a royalty sold by Licensee and its Affiliates during the applicable year, the basis for Licensee's calculation of the amount due, and the payment owed. Payment shall be due at the time of the statement to Licensor.

     8.03 Payment shall be by wire transfer, in United States Dollars, to Licensor's account as notified in writing to Licensee from time to time.

     8.04 Licensee shall pay any sales, use or similar taxes applicable, if any, to any payment to Licensor. Licensee shall provide proof of such tax payment to Licensor

* Brackets indicate confidential material omitted and filed separately with the S.E.C.

sufficient for Licensor to take any tax credits allowed by its governmental authority. Upon such tax credit being allowed to Licensor, Licensor shall refund the amount of such allowed credit to Licensee.

     8.05 Payments received by Licensor thirty (30) days after a first written request stating that such payment was due to Licensor shall accrue interest pro-rated from the due date to the time of payment, at an annual rate of one and one-half (1 1/2) percent above the rate quoted from time to time as its price rate as announced in New York City, New York, by Chase Manhattan Bank.


                        ARTICLE 9 - EXPORT OF TECHNOLOGY

     9.01 Licensee hereby acknowledges and accepts that the Licensed Technology includes U.S. technical information and therefore it is subject to the Export Administration Regulations (15 CFR, Part 730-799) of the United States Department of Commerce and the Arms Export Control Act (22 USC 2778) as implemented by the International Traffic in Arms Regulations (22 CFR Part 120 et al) and other U.S. government regulations relating to export or re-export of U.S. technical data and equipment and products produced therefrom. Licensee expressly agrees to comply fully with all such U.S. government regulations to the extent they apply to any Licensed Technology or technical information made available to Licensee under this Agreement.

     9.02 Licensor shall be responsible for any license required under 9.01 necessary to transfer the Licensed Technology from the Licensor to the Licensee.

                               ARTICLE 10 - NOTICE

     10.01 All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be deemed to have been duly given if in writing and delivered personally, or five (5) business days after being mailed first class, postage prepaid, registered or certified mail, or if telecopied and confirmed by one of the preceding methods, as follows:


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         If to Licensee:

                  Societe Europeenne des Produits Refractaires
                  Les Miroirs
                  18 Avenue d'Alsace
                  92400 Courbevoie
                  Attention: Legal Affairs Department
                  Fax: 33-1-47-62-36-83

         If to Licensor:

                  Unifrax Corporation
                  2351 Whirlpool Street
                  Niagara Falls, New York 14305
                  Attention:  Vice President, Sales & Marketing
                  Fax:  716-278-2963

Any party may change the address to which such communications are to be directed to it by giving written notice to the other in the manner specified in this
SECTION 10.01.


                             ARTICLE 11 - ASSIGNMENT

     11.01 Licensee shall not have the right to assign the Agreement unless Licensor approves of such assignment in writing, except Licensee may assign the Agreement to a wholly owned Affiliate of Licensee. Licensee may also assign this Agreement to a third party that has acquired substantially all of Licensee's assets acquired under the Stock Purchase Agreement and related to the ceramics fibers business. Licensee may assign this Agreement to a more than 50% owned Affiliate with Licensor's written approval, which approval will not be unreasonably withheld.

     11.02 Licensee may partially assign this Agreement on a country by country basis to a third party that has acquired in each of the United Kingdom, Germany, Australia or Brazil, substantially all of Licensee's assets that are acquired under the Stock Purchase Agreement and relates to the ceramics fibers business. This partial assignment is subject to Licensee giving Licensor the right to match any bonafide bid received by Licensee for Australia, Brazil, or Europe (Europe as a whole, including Licensees' existing ceramic fibers businesses).

     11.03 Licensor shall not assign this Agreement to a third party without the written permission of Licensee, which permission will not be unreasonably withheld, except to a third party that acquires substantially all the assets of NAF, in which case Licensor shall be obligated to assign this Agreement to that third party.

     11.04 Any purported assignment by Licensee in violations of the provisions of this Article 11 shall be void.

                           ARTICLE 12 - FORCE MAJEURE

     12.01 The parties hereto shall not be held liable or responsible for delay or failure to take any actions called for under this Agreement occasioned by acts of God, force majeure or any cause beyond the control of the parties, including but not limited to war; civil disturbances; fire; flood; earthquake; windstorm; unusually severe weather; acts or defaults of common carriers; accidents; strike or other labor trouble; lack of or inability to obtain raw materials, transportation, labor, fuel or supplies; governmental laws, acts, regulations, embargoes, or orders (whether or not such later prove to be invalid); any of which shall release the parties form the performance of this Agreement.


                            ARTICLE 13 - ARBITRATION

     13.01 In the event of any dispute, claim, question, or disagreement arising out of or relating to this Agreement or the breach thereof, the parties hereto shall use their best efforts to settle such disputes, claims, questions, or disagreements. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. If they do not reach such solution within a period of thirty (30) days, either party may submit the dispute to binding arbitration administered by the American Arbitration Association under its International Arbitration Rules. The place of arbitration shall be New York City, New York, and the language shall be English. The number of arbitrators shall be three, unless the parties agree otherwise. Both parties agree that time is of the essence in any arbitration. Each party shall submit their choice of an arbitrator to the Association within five (5) business days after receiving notice from the Association of an arbitration proceeding. The arbitrators so selected shall have five (5) business days to select a third arbitrator. If the arbitrators

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selected by the parties cannot agree on a third arbitrator within this time period, then a third arbitrator shall be selected by the Association to complete the panel. The parties agree that the arbitrators may grant a party's request for a preliminary injunction to minimize damages. As an aid to arbitration, either party may also seek assistance from judicial authorities to provide interim relief, such as an injunction, if necessary.



                           ARTICLE 14 - APPLICABLE LAW

     14.01 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio without regard to rules on choice of law and Licensee hereby consents to submit to the jurisdiction of the American Arbitration Association located in New York, New York, and to the jurisdiction of applicable courts in the United States or elsewhere, to enforce any award of said American Arbitration Association, or to grant interim relief.


                           ARTICLE 15 - MISCELLANEOUS

     15.01 This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or, in the case of a waiver, by or on behalf of the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

     15.02 This Agreement shall comply with and its obligations performed in accordance with the laws, whether national or supranational of all jurisdictions in which the Agreement is to be performed (including the United States). If any provision of this Agreement constitutes a breach of any applicable law or is considered to be or will be void or unenforceable, such provision shall be deemed to be deleted and the remaining provisions shall continue in full force and effect.

     15.03 The article or section headings contained in this Agreement are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one.

     15.04 For avoidance of doubt, nothing in this Agreement shall be construed or interpreted as limiting any rights of Kerlane (a subsidiary of Licensee involved in the manufacturing and selling of ceramic fibers) to practice or develop its ceramic fibers technology, to manufacture, use and sell its ceramic fibers products worldwide, to grant or receive licenses either to Affiliates or to third parties, to dispose of its assets or of its intellectual property rights unless and to the extent that:

a) Kerlane has received any Confidential Know How as defined in this Agreement, or

b) Kerlane is a sub-licensee of the Licensed Technology, in which case Kerlane will be bound by the obligations with respect to a Licensee contained in this Agreement.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by the respective duly authorized officers.

Societe Europeenne des                      Unifrax Corporation
Produits Refractaires

LICENSEE                                    LICENSOR

By:______________________                   By:_____________________

Name:____________________                   Name:  Christopher C. Clarke

Title:_____________________                 Title:  Attorney-In-Fact

                    TRADEMARK APPLICATIONS AND REGISTRATIONS
                    ----------------------------------------

                         CERAMIC FIBERS -- NIAGARA FALLS
                         -------------------------------

COUNTRY                       MARK                       APPL./REG. NO.                   NEXT RENEWAL
Australia                     FIBERFRAX                    A205041                          09/19/01

Australia                     INSULFRAX                    A586,018

                    TRADEMARK APPLICATIONS AND REGISTRATIONS
                    ----------------------------------------

                         CERAMIC FIBERS -- NIAGARA FALLS
                         -------------------------------

COUNTRY                       MARK                       APPL./REG. NO.                   NEXT RENEWAL
Benelux                       FIBERFRAX                    053736                           09/07/95

Benelux                       INSULFRAX                    530990                           03/11/03

                    TRADEMARK APPLICATIONS AND REGISTRATIONS
                    ----------------------------------------

                         CERAMIC FIBERS -- NIAGARA FALLS
                         -------------------------------

COUNTRY                       MARK                       APPL./REG. NO.                   NEXT RENEWAL
Brazil                        FIBERFRAX                    007531788                        11/23/02

Brazil                        FIBERFRAX                    007531800                        10/19/02

Brazil                        FIBERFRAX                    606872086                        11/23/02

BRAZIL                        MOLDAFRAX                    815177500                        03/24/02

BRAZIL                        MOLDAFRAX                    815177518                        03/24/02

Brazil                        FIBERFRAX                    68759765

                    TRADEMARK APPLICATIONS AND REGISTRATIONS
                    ----------------------------------------

                         CERAMIC FIBERS -- NIAGARA FALLS
                         -------------------------------

COUNTRY                       MARK                       APPL./REG. NO.                   NEXT RENEWAL
Denmark                       INSULFRAX                    3749/94                          06/10/04

                    TRADEMARK APPLICATIONS AND REGISTRATIONS
                    ----------------------------------------

                         CERAMIC FIBERS -- NIAGARA FALLS
                         -------------------------------

COUNTRY                       MARK                       APPL./REG. NO.                   NEXT RENEWAL
Finland                       INSULFRAX                    134417                           10/05/04

                    TRADEMARK APPLICATIONS AND REGISTRATIONS
                    ----------------------------------------

                         CERAMIC FIBERS -- NIAGARA FALLS
                         -------------------------------

COUNTRY                       MARK                       APPL./REG. NO.                   NEXT RENEWAL
France                        INSULFRAX                    93479060                         08/03/03

                    TRADEMARK APPLICATIONS AND REGISTRATIONS
                    ----------------------------------------

                         CERAMIC FIBERS -- NIAGARA FALLS
                         -------------------------------

COUNTRY                       MARK                       APPL./REG. NO.                   NEXT RENEWAL
Great Britain                 FIBERFRAX                    708068                           06/13/01

Great Britain                 FIBERFRAX                    708070                           06/13/01

Great Britain                 FIBERFRAX                    708071                           06/13/01

Great Britain                 FIBERFRAX                    709279                           07/28/01

Great Britain                 INSULFRAX                    1529620

                    TRADEMARK APPLICATIONS AND REGISTRATIONS
                    ----------------------------------------

                         CERAMIC FIBERS -- NIAGARA FALLS
                         -------------------------------

COUNTRY                       MARK                       APPL./REG. NO.                   NEXT RENEWAL
Ireland                       INSULFRAX                   156,959                          09/23/00
Ireland                       INSULFRAX                   156,960                          09/23/00

                    TRADEMARK APPLICATIONS AND REGISTRATIONS
                    ----------------------------------------

                         CERAMIC FIBERS -- NIAGARA FALLS
                         -------------------------------

COUNTRY                       MARK                       APPL./REG. NO.                   NEXT RENEWAL
Italy                         FIBERFRAX                    475003                           05/23/06

                    TRADEMARK APPLICATIONS AND REGISTRATIONS
                    ----------------------------------------

                         CERAMIC FIBERS -- NIAGARA FALLS
                         -------------------------------

COUNTRY                       MARK                       APPL./REG. NO.                   NEXT RENEWAL
Japan                         FIBERFRAX                    681946                           07/23/05

Japan                         FIBERFRAX                    1132630                          07/17/05

                    TRADEMARK APPLICATIONS AND REGISTRATIONS
                    ----------------------------------------

                         CERAMIC FIBERS -- NIAGARA FALLS
                         -------------------------------

COUNTRY                       MARK                       APPL./REG. NO.                   NEXT RENEWAL
Norway                        INSULFRAX                   935,848

                    TRADEMARK APPLICATIONS AND REGISTRATIONS
                    ----------------------------------------

                         CERAMIC FIBERS -- NIAGARA FALLS
                         -------------------------------

COUNTRY                       MARK                       APPL./REG. NO.                   NEXT RENEWAL
South Africa                  FIBERFRAX                    664255                           10/19/96

                    TRADEMARK APPLICATIONS AND REGISTRATIONS
                    ----------------------------------------

                         CERAMIC FIBERS -- NIAGARA FALLS
                         -------------------------------

COUNTRY                       MARK                       APPL./REG. NO.                   NEXT RENEWAL
Sweden                        FIBERFRAX                    115994                           04/22/96

Sweden                        INSULFRAX                    260808                           09/16/04

                    TRADEMARK APPLICATIONS AND REGISTRATIONS
                    ----------------------------------------

                         CERAMIC FIBERS -- NIAGARA FALLS
                         -------------------------------

COUNTRY                       MARK                       APPL./REG. NO.                   NEXT RENEWAL
Switzerland                   FIBERFRAX                    336779                           01/08/05

                    TRADEMARK APPLICATIONS AND REGISTRATIONS
                    ----------------------------------------

                         CERAMIC FIBERS -- NIAGARA FALLS
                         -------------------------------

COUNTRY                       MARK                       APPL./REG. NO.                   NEXT RENEWAL
Turkey                        INSULFRAX                    147848                           10/04/03

                    TRADEMARK APPLICATIONS AND REGISTRATIONS
                    ----------------------------------------

                         CERAMIC FIBERS -- NIAGARA FALLS
                         -------------------------------

COUNTRY                       MARK                       APPL./REG. NO.                   NEXT RENEWAL
Venezuela                      DURABOARD                  9053/94

Venezuela                      DURABLANKET                9055/94

Venezuela                      FIBERFRAX                  7586/88

Venezuela                      FIBERFRAX                  7587/88

Venezuela                      FILFRAX                    19071/89

Venezuela                      FIREPUTTY                  7583/88

Venezuela                      FIREPUTTY                  7584/88

Venezuela                      FIX-LOC                    9060/94

Venezuela                      LDS MOLDABLE               905/94

Venezuela                      MODULFRAX-Power Loc        19081/89

Venezuela                      POWER LOC                  9058/94

Venezuela                      QF-180                     9059/94

Venezuela                      STUD-LOC                   9061/94

Venezuela                      WELD-LOC                   9062/94

                    TRADEMARK APPLICATIONS AND REGISTRATIONS
                    ----------------------------------------

                         CERAMIC FIBERS -- NIAGARA FALLS
                         -------------------------------

COUNTRY                       MARK                       APPL./REG. NO.                   NEXT RENEWAL
West Germany                  FIBERFRAX                    688493                           08/25/04

                    TRADEMARK APPLICATIONS AND REGISTRATIONS
                    ----------------------------------------

                         CERAMIC FIBERS -- NIAGARA FALLS
                         -------------------------------

COUNTRY                       MARK                       APPL./REG. NO.                   NEXT RENEWAL
INTERNATIONAL REGISTRATION*   INSULFRAX                   627567                           11/28/14

* Designated countries are Allemagne, Autriche, Espagne, Italie, Liechtenstein, Monaco, Portugal, Saint-Marin, Suisse